Exhibit 99

Investor Relations Contact

Shane O’Connor, Executive Vice President & CFO

UniFirst Corporation

978-658-8888

shane_oconnor@unifirst.com

FOR IMMEDIATE RELEASE

UNIFIRST ANNOUNCES FINANCIAL RESULTS FOR THE FOURTH QUARTER AND FULL YEAR OF FISCAL 2021; QUARTERLY DIVIDEND INCREASE; NEW $100 MILLION SHARE REPURCHASE AUTHORIZATION

Wilmington, MA – October 20, 2021 – UniFirst Corporation (NYSE: UNF) (the “Company,” “UniFirst” or “we”) today reported results for its fourth quarter and full year ended August 28, 2021 as compared to the corresponding periods in its prior fiscal year:

Q4 2021 Financial Highlights

•	Consolidated revenues for the fourth quarter increased 8.5% to $465.3 million.
•	Operating income was $44.9 million, an increase of 10.1%.
•	The quarterly tax rate decreased to 22.0% compared to 26.6% in the prior year.
•	Net income increased to $34.6 million, or 9.7%.
•	Diluted earnings per share increased to $1.82 from $1.66, or 9.6%.

Fiscal 2021 Financial Highlights

•	Full year consolidated revenues were $1.826 billion, an increase of 1.2%.
•	Full year operating income was $195.8 million, an increase of 13.4%.
•	Net income for the year increased to $151.1 million, or 11.3%.
•	Diluted earnings per share increased to $7.94 from $7.13, or 11.4%.

Steven Sintros, UniFirst President and Chief Executive Officer, said, “We were very pleased with our financial performance for fiscal 2021. We were proud that through the solid execution of our Team Partners we were able to continue our long track record of growing our annual revenues despite the lingering effects of the pandemic.”

Segment Reporting Highlights for Q4 2021

Core Laundry Operations

•

Revenues for the quarter increased 7.9% to $415.1 million primarily driven by the COVID-19 pandemic significantly impacting our customers’ operations and wearer levels in the prior year comparable period as well as solid sales performance and improved customer retention in fiscal 2021.

•

Operating margin increased to 10.1% from 9.9%. During the quarter, the Company’s margins were pressured by the current inflationary environment as well as a rebound of certain costs that trended lower during the pandemic, including merchandise amortization expense, energy, travel and healthcare claims costs.

Specialty Garments

•	Revenues for the quarter were $33.9 million, an increase of 22.5%. This increase was primarily due to growth in our cleanroom operations as well as growth in our U.S. and European nuclear operations.
•

Operating margin increased to 12.1% from 7.1% a year ago. This increase was primarily due to the segment’s top-line performance in the quarter resulting in strong operating leverage as well as lower casualty claims expense as a percentage of revenue. These benefits were partially offset by higher merchandise costs as a percentage of revenue.

•	Specialty Garments consists of nuclear decontamination and cleanroom operations, and its results can vary significantly due to seasonality and the timing of reactor outages and projects.

Balance Sheet and Capital Allocation

•	Cash, cash equivalents and short-term investments totaled $512.9 million as of August 28, 2021.
•	The Company had no long-term debt outstanding as of August 28, 2021.

•

Under its previously announced $100.0 million share repurchase program, the Company repurchased 7,750 shares of common stock for a total of $1.7 million during the fourth quarter of fiscal 2021. As of August 28, 2021, the Company had repurchased a total of 375,867 shares of common stock for a total of $63.5 million under the program.

•	Weighted average shares outstanding – Diluted for the fourth quarter of fiscal 2021 and fiscal 2020 were each 19.0 million shares.

Quarterly Dividend Increase

UniFirst announced today that its Board of Directors approved a quarterly dividend of $0.30 per share on the Company’s Common Stock and $0.24 per share on the Company’s Class B Common Stock. This represents a 20.0% increase over the Company’s previous quarterly dividend. Both dividends are payable on January 4, 2022, to shareholders of record on December 7, 2021.

Mr. Sintros continued, “Given UniFirst’s strong financial position and history of strong free cash flow generation, we are pleased to announce an increase in our quarterly dividend. As part of the Board of Director’s regular evaluation of the Company’s capital allocation, we continue to seek to deliver additional value for our shareholders. At this time, we believe that a continued annual increase to our dividend which over time expands commensurate with our free cash flow generation will be a foundational piece to our capital allocation strategy.”

The amount and timing of any future dividend payment is subject to the approval of the Board of Directors.

New Share Repurchase Authorization

UniFirst also announced today that its Board of Directors authorized a new share repurchase program allowing the Company to repurchase up to $100.0 million of its outstanding common shares, inclusive of the amount which remained available under the existing share repurchase program approved in January 2019. Repurchases made under the new program, if any, will continue to be made in either the open market or in privately negotiated transactions, subject to market conditions, applicable legal requirements, and other relevant factors. The timing, manner, price and amount of any repurchases will depend on a variety of factors and may be suspended or discontinued at any time.

Financial Outlook

Mr. Sintros continued, “For fiscal 2022, we expect our revenues to be between $1.920 billion and $1.945 billion and fully diluted earnings per share to be between $5.70 and $6.10, which, at the midpoint, assumes an operating margin in our Core Laundry Operations of 7.3%. However, this guidance includes $38 million of transitionary investment costs directly attributable to key initiatives. Excluding these initiative costs, our Core Laundry Operations adjusted operating margin assumption would be 9.5%. This adjusted operating margin reflects continued pressure from costs that had trended lower during the pandemic, the current inflationary environment, as well as additional investments the Company continues to make in building its capabilities for the future. This guidance further assumes an effective tax rate of 24%, no future share buybacks or potential tax reform, and a stable economic environment with no pandemic-related headwinds.”

Conference Call Information

UniFirst Corporation will hold a conference call today at 9:00 a.m. (ET) to discuss its quarterly and annual financial results, business highlights and outlook. A simultaneous live webcast of the call will be available over the Internet and can be accessed at www.unifirst.com.

About UniFirst Corporation

Headquartered in Wilmington, Mass., UniFirst Corporation (NYSE: UNF) is a North American leader in the supply and servicing of uniform and workwear programs, as well as the delivery of facility service programs. Together with its subsidiaries, the Company also provides first aid and safety products, and manages specialized garment programs for the cleanroom and nuclear industries. UniFirst manufactures its own branded workwear, protective clothing, and floorcare products; and with 260 service locations, over 300,000 customer locations, and 14,000-plus employee Team Partners, the Company outfits nearly 2 million workers each business day. For more information, contact UniFirst at 800.455.7654 or visit UniFirst.com.

Forward-Looking Statements Disclosure

This public announcement contains forward-looking statements within the meaning of the federal securities laws that reflect the Company’s current views with respect to future events and financial performance, including projected revenues, operating margin and earnings per share. Forward-looking statements contained in this public announcement are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995 and may be identified by words such as “guidance,” “outlook,” “estimates,” “anticipates,” “projects,” “plans,” “expects,” “intends,” “believes,” “seeks,” “could,” “should,” “may,” “will,” “strategy,” “objective,”

“assume,” “strive,” or the negative versions thereof, and similar expressions and by the context in which they are used. Such forward-looking statements are based upon our current expectations and speak only as of the date made. Such statements are highly dependent upon a variety of risks, uncertainties and other important factors that could cause actual results to differ materially from those reflected in such forward-looking statements. Such factors include, but are not limited to, uncertainties caused by adverse economic conditions, including, without limitation, as a result of extraordinary events or circumstances such as the COVID-19 pandemic, and their impact on our customers’ businesses and workforce levels, disruptions of our business and operations, including limitations on, or closures of, our facilities, or the business and operations of our customers or suppliers in connection with extraordinary events or circumstances such as the COVID-19 pandemic, uncertainties regarding our ability to consummate and successfully integrate acquired businesses, uncertainties regarding any existing or newly-discovered expenses and liabilities related to environmental compliance and remediation, any adverse outcome of pending or future contingencies or claims, our ability to compete successfully without any significant degradation in our margin rates, seasonal and quarterly fluctuations in business levels, our ability to preserve positive labor relationships and avoid becoming the target of corporate labor unionization campaigns that could disrupt our business, the effect of currency fluctuations on our results of operations and financial condition, our dependence on third parties to supply us with raw materials, which such supply could be severely disrupted as a result of extraordinary events or circumstances such as the COVID-19 pandemic, any loss of key management or other personnel, increased costs as a result of any changes in federal or state laws, rules and regulations or governmental interpretation of such laws, rules and regulations, uncertainties regarding the price levels of natural gas, electricity, fuel and labor, the negative effect on our business from sharply depressed oil and natural gas prices, including, without limitation, as a result of extraordinary events or circumstances such as the COVID-19 pandemic, the continuing increase in domestic healthcare costs, increased workers’ compensation claim costs, increased healthcare claim costs, including as a result of extraordinary events or circumstances such as the COVID-19 pandemic, our ability to retain and grow our customer base, demand and prices for our products and services, fluctuations in our Specialty Garments business, political instability, supply chain disruption or infection among our employees in Mexico and Nicaragua where our principal garment manufacturing plants are located, including, without limitation, as a result of extraordinary events or circumstances such as the COVID-19 pandemic, our ability to properly and efficiently design, construct, implement and operate a new customer relationship management computer system, interruptions or failures of our information technology systems, including as a result of cyber-attacks, additional professional and internal costs necessary for compliance with any changes in Securities and Exchange Commission, New York Stock Exchange and accounting rules, strikes and unemployment levels, our efforts to evaluate and potentially reduce internal costs, economic and other developments associated with the war on terrorism and its impact on the economy, the impact of foreign trade policies and tariffs or other impositions on imported goods on our business, results of operations and financial condition, general economic conditions, our ability to successfully implement our business strategies and processes, including our capital allocation strategies and the other factors described under “Part I, Item 1A. Risk Factors” and elsewhere in our Annual Report on Form 10-K for the year ended August 29, 2020, “Part II, Item 1.A. Risk Factors” and elsewhere in our subsequent Quarterly Reports on Form 10-Q and in our other filings with the Securities and Exchange Commission. We undertake no obligation to update any forward-looking statements to reflect events or circumstances arising after the date on which they are made.

Consolidated Statements of Income

(Unaudited)

(In thousands, except per share data)	Thirteen weeks ended August 28, 2021	Thirteen weeks ended August 29, 2020	Fifty-two weeks ended August 28, 2021	Fifty-two weeks ended August 29, 2020
Revenues	$465,276	$428,643	$1,826,216	$1,804,159

Operating expenses:
Cost of revenues (1)	289,415	270,971	1,141,275	1,164,932
Selling and administrative expenses (1)	104,153	89,788	383,161	361,801
Depreciation and amortization	26,777	27,085	105,955	104,697
Total operating expenses	420,345	387,844	1,630,391	1,631,430

Operating income	44,931	40,799	195,825	172,729

Other (income) expense:
Interest income, net	(466)	(792)	(2,568)	(6,382)
Other (income) expense, net	1,009	(1,400)	1,522	1,223
Total other (income) expense, net	543	(2,192)	(1,046)	(5,159)

Income before income taxes	44,388	42,991	196,871	177,888
Provision for income taxes	9,774	11,428	45,760	42,118

Net income	$34,614	$31,563	$151,111	$135,770

Income per share – Basic:
Common Stock	$1.91	$1.74	$8.32	$7.46
Class B Common Stock	$1.53	$1.39	$6.66	$5.97

Income per share – Diluted:
Common Stock	$1.82	$1.66	$7.94	$7.13

Income allocated to – Basic:
Common Stock	$29,058	$26,499	$126,848	$114,017
Class B Common Stock	$5,556	$5,064	$24,263	$21,753

Income allocated to – Diluted:
Common Stock	$34,614	$31,563	$151,111	$135,770

Weighted average shares outstanding – Basic:
Common Stock	15,241	15,250	15,237	15,276
Class B Common Stock	3,643	3,643	3,643	3,643

Weighted average shares outstanding – Diluted:
Common Stock	19,049	19,019	19,038	19,042

(1)	Exclusive of depreciation on the Company’s property, plant and equipment and amortization on its intangible assets.

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands)	August 28, 2021	August 29, 2020
Assets
Current assets:
Cash, cash equivalents and short-term investments	$512,868	$474,838
Receivables, net	208,331	190,916
Inventories	143,591	106,269
Rental merchandise in service	181,531	154,278
Prepaid taxes	16,580	7,115
Prepaid expenses and other current assets	40,891	35,918

Total current assets	1,103,792	969,334

Property, plant and equipment, net	617,719	582,470
Goodwill	429,538	424,844
Customer contracts and other intangible assets, net	84,638	85,536
Deferred income taxes	580	522
Operating lease right-of-use assets, net	42,115	42,710
Other assets	102,683	93,611

Total assets	$2,381,065	$2,199,027

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$81,356	$64,035
Accrued liabilities	159,578	132,965
Accrued taxes	743	527
Operating lease liabilities, current	12,993	12,569

Total current liabilities	254,670	210,096

Long-term liabilities:
Accrued liabilities	134,085	132,820
Accrued and deferred income taxes	89,177	85,721
Operating lease liabilities	30,181	29,261

Total long-term liabilities	253,443	247,802

Shareholders’ equity:
Common Stock	1,524	1,525
Class B Common Stock	364	364
Capital surplus	89,257	86,645
Retained earnings	1,806,643	1,684,565
Accumulated other comprehensive loss	(24,836)	(31,970)

Total shareholders’ equity	1,872,952	1,741,129

Total liabilities and shareholders’ equity	$2,381,065	$2,199,027

Detail of Operating Results

(Unaudited)

Revenues

(In thousands, except percentages)	Thirteen weeks ended August 28, 2021	Thirteen weeks ended August 29, 2020	Dollar Change	Percent Change
Core Laundry Operations	$415,104	$384,584	$30,520	7.9%
Specialty Garments	33,862	27,640	6,222	22.5%
First Aid	16,310	16,419	(109)	(0.7)%
Consolidated total	$465,276	$428,643	$36,633	8.5%

(In thousands, except percentages)	Fifty-two weeks ended August 28, 2021	Fifty-two weeks ended August 29, 2020	Dollar Change	Percent Change
Core Laundry Operations	$1,615,560	$1,601,485	$14,075	0.9%
Specialty Garments	145,454	133,185	12,269	9.2%
First Aid	65,202	69,489	(4,287)	(6.2)%
Consolidated total	$1,826,216	$1,804,159	$22,057	1.2%

Operating Income

(In thousands, except percentages)	Thirteen weeks ended August 28, 2021	Thirteen weeks ended August 29, 2020	Dollar Change	Percent Change
Core Laundry Operations	$41,847	$38,131	$3,716	9.7%
Specialty Garments	4,108	1,959	2,149	109.7%
First Aid	(1,024)	709	(1,733)	(244.4)%
Consolidated total	$44,931	$40,799	$4,132	10.1%

(In thousands, except percentages)	Fifty-two weeks ended August 28, 2021	Fifty-two weeks ended August 29, 2020	Dollar Change	Percent Change
Core Laundry Operations	$171,717	$149,987	$21,730	14.5%
Specialty Garments	24,801	17,845	6,956	39.0%
First Aid	(693)	4,897	(5,590)	(114.2)%
Consolidated total	$195,825	$172,729	$23,096	13.4%

Operating Margin

	Thirteen weeks ended August 28, 2021	Thirteen weeks ended August 29, 2020
Core Laundry Operations	10.1%	9.9%
Specialty Garments	12.1%	7.1%
First Aid	-6.3%	4.3%
Consolidated	9.7%	9.5%

	Fifty-two weeks ended August 28, 2021	Fifty-two weeks ended August 29, 2020
Core Laundry Operations	10.6%	9.4%
Specialty Garments	17.1%	13.4%
First Aid	-1.1%	7.0%
Consolidated	10.7%	9.6%

Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)	Fifty-two weeks ended August 28, 2021	Fifty-two weeks ended August 29, 2020
Cash flows from operating activities:
Net income	$151,111	$135,770
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	105,955	104,697
Amortization of deferred financing costs	147	112
Share-based compensation	7,011	5,999
Accretion on environmental contingencies	448	537
Accretion on asset retirement obligations	985	929
Deferred income taxes	300	(12,152)
Other	391	2,524
Changes in assets and liabilities, net of acquisitions:
Receivables, less reserves	(16,685)	14,589
Inventories	(37,213)	(5,066)
Rental merchandise in service	(26,323)	32,262
Prepaid expenses and other current assets and Other assets	5,015	840
Accounts payable	15,136	(10,702)
Accrued liabilities	16,446	19,866
Prepaid and accrued income taxes	(10,422)	(3,521)
Net cash provided by operating activities	212,302	286,684

Cash flows from investing activities:
Acquisition of businesses, net of cash acquired	(8,443)	(41,221)
Capital expenditures, including capitalization of software costs	(133,639)	(116,717)
Proceeds from sale of assets	617	322
Net cash used in investing activities	(141,465)	(157,616)

Cash flows from financing activities:
Payment of deferred financing costs	(822)	—
Proceeds from exercise of share-based awards	4	73
Taxes withheld and paid related to net share settlement of equity awards	(4,068)	(3,731)
Repurchase of Common Stock	(11,222)	(21,745)
Payment of cash dividends	(18,147)	(15,700)
Net cash used in financing activities	(34,255)	(41,103)

Effect of exchange rate changes	1,448	1,532

Net increase in cash, cash equivalents and short-term investments	38,030	89,497
Cash, cash equivalents and short-term investments at beginning of period	474,838	385,341
Cash, cash equivalents and short-term investments at end of period	$512,868	$474,838

Reconciliation of GAAP to Non-GAAP Financial Measures

The Company reports its consolidated financial results in accordance with generally accepted accounting principles (“GAAP”). To supplement these consolidated financial results, management believes that certain non-GAAP operating results provide a useful measure on which to evaluate and compare the Company’s results of operations for the periods presented. The Company believes these non-GAAP results provide useful supplemental information regarding the Company’s performance to both management and investors by excluding certain non-recurring amounts that impact the comparability of the results. A supplemental reconciliation of the Company’s fiscal 2022 financial outlook for consolidated operating income on a GAAP basis to adjusted operating income on a non-GAAP basis is presented in the following table. In addition, a supplemental reconciliation of the fiscal 2022 financial outlook for Core Laundry Operations operating income and operating margin on a GAAP basis to adjusted operating income and adjusted operating margin on a non-GAAP basis is also presented in the following table. Investors are encouraged to review the reconciliation of the outlook for these non-GAAP measures to the outlook for their most directly comparable GAAP financial measures, which is provided below. The Company’s outlook contains forward-looking statements and information. Actual results may differ materially. See “Forward-Looking Statements Disclosure.”

	Fifty-two weeks ended August 27, 2022
	Consolidated		Core Laundry Operations
(In thousands, except percentages)	Revenue	Operating Income	Revenue	Operating Income	Operating Margin
Guidance - at the midpoint	$1,932,500	$148,000	$1,716,000	$125,000	7.3%
Key Initiatives	—	38,000	—	38,000	2.2%
As adjusted	$1,932,500	$186,000	$1,716,000	$163,000	9.5%